Exhibit 10.5

ASSET REPRESENTATIONS REVIEW AGREEMENT

MERCEDES-BENZ AUTO LEASE TRUST 2016-A,

as Issuer,

MERCEDES-BENZ FINANCIAL SERVICES USA LLC,

as Servicer and Administrator

and

CLAYTON FIXED INCOME SERVICES LLC,

as Asset Representations Reviewer

_____________________________

Dated as of March 1, 2016
_____________________________

Section 7.04	GOVERNING LAW	20
Section 7.05	WAIVER OF JURY TRIAL	20
Section 7.06	No Waiver; Remedies	20
Section 7.07	Severability	20
Section 7.08	Headings	20
Section 7.09	Counterparts	20

Schedule A – Representations and Warranties, Review Materials and Tests

This ASSET REPRESENTATIONS REVIEW AGREEMENT (this “Agreement”), entered into as of March 1, 2016, by and among MERCEDES-BENZ AUTO LEASE TRUST 2016-A, a Delaware statutory trust, (the “Issuer”), MERCEDES-BENZ FINANCIAL SERVICES USA, a Delaware limited liability company, as servicer and administrator (the “Servicer” and the “Administrator” respectively) and CLAYTON FIXED INCOME SERVICES LLC, a Delaware limited liability company, (the “Asset Representations Reviewer”).

WHEREAS, the Issuer will engage the Asset Representations Reviewer to perform reviews of certain 2016-A Leases and 2016-A Leased Vehicles for compliance with certain representations and warranties made with respect thereto; and

WHEREAS, the Asset Representations Reviewer desires to perform such reviews of 2016-A Leases and 2016-A Leased Vehicles in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

 USAGE AND DEFINITIONS

Section 1.01                          Usage and Definitions.

  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix 1 to the 2016-A Servicing Supplement or, if not defined therein, in Appendix A to the Basic Collateral Agency Agreement, which Appendices are hereby incorporated into and made a part of this Agreement.  Appendix 1 also contains rules as to usage applicable to this Agreement.  Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.  In the event of any conflict between a definition appearing below and any other 2016-A Basic Document, the definition appearing below shall control for purposes of this Agreement.

Section 1.02                          Definitions.

Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“2016-A Servicing Supplement” means the 2016-A Servicing Supplement, dated as of March 1, 2016, to the Basic Servicing Agreement, among the Servicer, MBFS USA, as Lender, Daimler Trust, as titling trust, and Daimler Title Co., as collateral agent.

“Annual Fee” has the meaning stated in Section 4.03(a).

“Annual Period” means each annual period commencing on the 2016-A Closing Date, in the case of the first such period, and otherwise on the most recent anniversary of the 2016-A Closing Date and ending on the next anniversary of the 2016-A Closing Date.

“Basic Collateral Agency Agreement” means the Amended and Restated Basic Collateral Agency Agreement, dated as of March 1, 2009, among Daimler Trust, the Administrative Agent, Daimler Title Co., as collateral agent, and MBFS USA, as lender and as servicer.

“Confidential Information” has the meaning stated in Section 4.09(b).

“Eligible Representations” shall mean those representations identified within the “Tests” included in Schedule A.

“Information Recipients” has the meaning stated in Section 4.09(a).

“Indemnified Person” has the meaning stated in Section 4.06(a).

“Indenture” means the Indenture, dated as of Mach 1, 2016, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or modified from time to time.

“Indenture Trustee” means U.S. Bank National Association, as indenture trustee under the Indenture, and any successor thereto.

“Issuer PII” has the meaning stated in Section 4.10(a).

"Personally Identifiable Information"  or “PII” has the meaning stated in Section 4.10(a).

“Review” means the completion by the Asset Representations Reviewer of the procedures listed under “Tests” in Schedule A for each Review Asset as further described in Section 3.03.

“Review Assets” means those 2016-A Leases and 2016-A Leased Vehicles identified by the Servicer as requiring a Review by the Asset Representations Reviewer following receipt of a Review Notice according to Section 3.01.

“Review Fee” has the meaning stated in Section 4.03(b).

“Review Materials” means the documents, data, and other information required for each “Test” in Schedule A.

“Review Notice” means a notice delivered to the Asset Representations Reviewer by the Indenture Trustee pursuant to Section 7.02 of the Indenture.

“Review Report” has the meaning stated in Section 3.04.

“Tests” mean the procedures listed in Schedule A as applied to the process described in Section 3.03.

“Test Complete” has the meeting stated in Section 3.03(c).

“Test Fail” has the meaning stated in Section 3.03(a).

“Test Pass” has the meaning stated in Section 3.03(a).

ARTICLE II.

 ENGAGEMENT; ACCEPTANCE

Section 2.01                          Engagement; Acceptance.

The Issuer hereby engages Clayton Fixed Income Services LLC to act as the Asset Representations Reviewer for the Issuer.  Clayton Fixed Income Services LLC accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this Agreement.

Section 2.02                          Confirmation of Status.

The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the 2016-A Leases and 2016-A Leased Vehicles for compliance with the representations and warranties under the 2016-A Servicing Supplement, except as described in this Agreement or (b) determining whether noncompliance with the representations or warranties constitutes a breach of the 2016-A Servicing Supplement.

ARTICLE III.

 ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.01                          Review Notices and Identification of Review Assets.

On receipt of a Review Notice from the Indenture Trustee according to Section 7.02 of the Indenture, the Asset Representations Reviewer will start a Review.  The Asset Representations Reviewer will not be obligated to start a Review until a Review Notice is received.  Once the Review Notice is issued, the Servicer will provide the list of Review Assets to the Asset Representations Reviewer within ten (10) Business Days.

The Asset Representations Reviewer will not be obligated to start a Review until a Review Notice and the related list of Review Assets is received.  The Asset Representations Reviewer is not obligated to verify (i) whether the Indenture Trustee properly determined that a Review Notice was required or (ii) the accuracy or completeness of the list of Review Assets provided by the Servicer.

Section 3.02                          Review Materials.

(a)            Access to Review Materials.  Within 60 days of the delivery of a Review Notice, the Servicer will provide the Asset Representations Reviewer with access to the Review Materials for all Review Assets in one or more of the following ways: (i) by providing access to the Servicer’s systems, either remotely or at an office of the Servicer, (ii) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access, (iii) by providing originals or photocopies at an office of the Servicer or (iv) in another manner agreed by the Servicer and the Asset Representations Reviewer.  The Servicer may redact or remove Personally Identifiable Information from the Review Materials without changing the meaning or usefulness of the Review Materials.  The Asset Representations Reviewer shall be entitled to rely in good faith, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects, and not misleading in any material respect.

(b)            Missing or Insufficient Review Materials.  The Asset Representations Reviewer will review the Review Materials to determine if any Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test.  If the Asset Representations Reviewer determines any missing or insufficient Review Materials, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than 30 days before completing the Review.  The Servicer will have 60 days to give the Asset Representations Reviewer access to the missing Review Materials or other documents or information to correct the insufficiency.  If the missing Review Materials or other documents have not been provided by the Servicer within 60 days, the related Review Report will report a Test Fail for each Test that requires use of the missing or insufficient Review Materials.

Section 3.03                          Performance of Reviews.

(a)            Test Procedures. For a Review, the Asset Representations Reviewer will perform, for each Review Asset, the procedures listed under “Tests” in Schedule A for each Eligible Representation.  In the course of its review, the Asset Representations Reviewer will use the Review Materials listed in Schedule A.  For each Test and Review Asset, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”).

(b)            Review Period.  The Asset Representations Reviewer will complete the Review within 60 days of receiving access to the Review Materials.  However, if additional Review Materials are provided to the Asset Representations Reviewer as described in Section 3.02(b), the Review period will be extended for an additional 30 days.

(c)            Completion of Review for Certain Review Assets.  Following the delivery of the list of the Review Assets and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Review Asset is paid in full by the Obligor or purchased from the Issuer in accordance with the terms of the 2016-A Servicing Agreement.  On receipt of such notice, the Asset Representations Reviewer will immediately terminate all Tests of the related Review Asset, and the Review of such Review Assets will be considered complete (a “Test Complete”).  In this case, the related Review Report will indicate a Test Complete for such Review Asset and the related reason.

(d)            Duplicative Tests.  If the same Test is required for more than one representation and warranty, the Asset Representations Reviewer will only perform the Test once for each Review Asset, but will report the results of the Test for each applicable representation and warranty on the Review Report.

(e)            Termination of Review.  If a Review is in process and the Notes will be paid in full on the next Payment Date, the Servicer will notify the Asset Representations Reviewer no less than five (5) days before that Payment Date.  On receipt of such notice, the Asset Representations Reviewer will terminate the Review immediately and will not be obligated to deliver a Review Report.

Section 3.04                          Review Report.

Within five Business Days after the end of the applicable Review period under Section 3.03(b), the Asset Representations Reviewer will deliver to the Issuer, the Servicer, and the Indenture Trustee a report (the “Review Report”) indicating for each Review Asset whether there was a Test Pass, Test Fail or Test Complete for each related Test.  For each Test Fail or Test Complete, the Review Report will indicate the related reason, including (for example) whether the Review Asset was a Test Fail as a result of missing or incomplete Review Materials.  The Review Report will contain a summary of the Review results to be included in the Issuer’s Form 10-D report for the Collection Period in which the Review Report is received.  The Asset Representations Reviewer will ensure that the Review Report does not contain any Personally Identifiable Information.  On reasonable request of the Servicer, the Asset Representations Reviewer will provide additional details on the Test results.

Section 3.05                          Review Representatives.

(a)            Servicer Representative.  The Servicer will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Review, including responding to requests and answering questions from the Asset Representations Reviewer about access to Review Materials on the Servicer’s originations, leases or other systems, obtaining missing or insufficient Review Materials and/or providing clarification of any Review Materials or Tests.

(b)            Asset Representations Review Representative. The Asset Representations Reviewer will designate one or more representatives who will be available to the Issuer, the Servicer and the Administrator during the performance of a Review.

(c)            Questions About Review.  The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Indenture Trustee or the Servicer until the earlier of (i) the payment in full of the Notes and (ii) one year after the delivery of the Review Report.  The Asset Representations Reviewer will not be obligated to respond to questions or requests for clarification from Noteholders or any other Person and will direct such Persons to submit written questions or requests to the Servicer.

Section 3.06                          Dispute Resolution.

If a Review Asset that was the subject of a Review becomes the subject of a dispute resolution proceeding under Section 3.11 of the 2016-A Servicing Supplement, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding.  The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid (a) in the case of an arbitration, by a party to the dispute resolution as determined by the arbitrator for the dispute resolution, and (b) in the case of a mediation, as parties shall mutually determine, in each case according to Section 3.11 of the 2016-A Servicing Supplement.  If not paid by a party to the dispute resolution, the expenses will be reimbursed by the Issuer according to Section 4.03(d) of this Agreement.

Section 3.07                          Limitations on Review Obligations.

(a)            Review Process Limitations.  The Asset Representations Reviewer will have no obligation (i) to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct a Review under the Indenture; (ii) to determine which 2016-A Leases and 2016-A Leased Vehicles are subject to a Review, (iii) to obtain or confirm the validity of the Review Materials, (iv) to obtain missing or insufficient Review Materials, (v) to take any action or cause any other party to take any action under any of the 2016-A Basic Documents to enforce any remedies for breaches of representations or warranties about the Eligible Representations, (vi) to determine the reason for the delinquency of any Review Asset, the creditworthiness of any obligor, the overall quality of any Review Asset or the compliance by the Servicer with its covenants with respect to the servicing of such Review Asset, or (vii) to establish cause, materiality or recourse for any failed Test.

(b)            Testing Procedure Limitations.  The Asset Representations Reviewer will only be required to perform the “Tests” listed under Schedule A, and will not be obligated to perform additional procedures on any Review Asset or to provide any information other than a Review Report.  However, the Asset Representations Reviewer may provide additional information in a Review Report about any Review Asset that it determines in good faith to be material to the Review.

ARTICLE IV.

 ASSET REPRESENTATIONS REVIEWER

Section 4.01                          Representations and Warranties of the Asset Representations Reviewer.

The Asset Representations Reviewer hereby makes the following representations and warranties as of the 2016-A Closing Date:

(a)            Organization and Qualification.  The Asset Representations Reviewer is duly organized and validly existing as a limited liability company in good standing under the laws of

State of Delaware.  The Asset Representations Reviewer is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(b)            Power, Authority and Enforceability.  The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement.  The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement.  This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)            No Conflicts and No Violation.  The completion of the transactions  contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Asset Representations Reviewer is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the properties or assets of the Asset Representations Reviewer under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (iii) violate the organizational documents of the Asset Representations Reviewer or (iv) violate a law or, to the Asset Representations Reviewer’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(d)            No Proceedings.  To the Asset Representations Reviewer’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the completion of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(e)            Eligibility.  The Asset Representations Reviewer meets the eligibility requirements in Section 5.01.

Section 4.02                          Covenants.

The Asset Representations Reviewer covenants and agrees that:

(a)            Eligibility.  It will notify the Issuer and the Servicer promptly if it no longer meets, or reasonably expects that it will no longer meet, the eligibility requirements in Section 5.01.

(b)            Review Systems; Personnel.  It will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems. The Asset Representations Reviewer will ensure that these systems allow for each Review Asset and the related Review Materials to be individually tracked and stored as contemplated by this Agreement.  The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Reviews as required by this Agreement.

(c)            Maintenance of Review Materials.  It will maintain copies of any Review Materials, Review Reports and other documents relating to a Review, including internal correspondence and work papers, for a period of at least two years after any termination of this Agreement.

Section 4.03                          Fees and Expenses.

(a)            Annual Fee.  As compensation for its activities hereunder, the Asset Representations Reviewer shall be entitled to receive an annual fee (the “Annual Fee”) with respect to each Annual Period prior to the termination of the Issuer, in an amount equal to $7,500.  The Annual Fee will be paid by the Issuer on the 2016-A Closing Date and on each anniversary of the Closing Date until this Agreement is terminated; provided, however, that if the Asset Representations Reviewer resigns or is removed in accordance with Section 5.02, then the Asset Representations Reviewer shall refund to the Issuer a portion of the Annual ARR Fee attributable to the portion of the annual period during which the Asset Representations Reviewer will no longer act as the Asset Representations Reviewer, assuming for purposes of such calculation that the Annual Fee for each day during the annual period is an amount equal to the Annual Fee divided by 365.

(b)            Review Fee.  Following the completion of a Review and the delivery of the related Review Report pursuant to Section 3.04, or the termination of a Review according to Section 3.03(e), and the delivery to the Indenture Trustee and the Servicer of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of $175 for each Review Asset for which the Review was started (the “Review Fee”), payable by the Issuer.  However, no Review Fee will be charged for any Review Asset which was included in a prior Review or for which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Review according to Section 3.03(e) or due to missing or insufficient Review Materials under Section 3.02(b).  If the detailed invoice is submitted on or before the first day of a month, the Review Fee will be paid by the Issuer according to the priority of payments in the Indenture on the Payment Date in that month.  However, if a Review is terminated according to Section 3.03(e), the Asset Representations Reviewer must submit its invoice for the Review Fee for the terminated Review no later than ten (10) Business Days before the final Payment Date to be reimbursed on such final Payment Date.

(c)            Reimbursement of Travel Expenses.  If the Servicer provides access to the Review Materials at one of its properties, the Issuer will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Review upon receipt of a detailed invoice.

(d)            Dispute Resolution Expenses.  If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.06 of this Agreement and its reasonable out-of-pocket expenses for participating in the proceeding are not paid by a party to the dispute resolution within ninety (90) days after the end of the proceeding, the Issuer will reimburse the Asset Representations Reviewer for such expenses upon receipt of a detailed invoice.

(e)            Payment of Invoices.  When applicable pursuant to this Section 4.03, the fees and expenses of the Asset Representations Reviewer are to be paid via the priority of payments described in Section 8.03 or Section 5.04 of the Indenture, as applicable.  The Asset Representations Reviewer will issue invoices to the Issuer at the notices addresses set forth in Section 11.04 of the Indenture and Issuer shall pay all invoices submitted by the Asset Representations Reviewer within thirty (30) days following the receipt by the Issuer, in accordance with the priority of payments described in Section 8.03 or Section 5.04 of the Indenture, as applicable.  The Administrator shall promptly pay to the Asset Representations Reviewer the amount of any fees, expenses and indemnification amounts not otherwise paid or reimbursed by the Issuer on any Payment Date in accordance with the terms of Section 8.03 or Section 5.04 of the Indenture, as applicable; provided that the Asset Representations Reviewer shall promptly reimburse the Administrator for any such amounts to the extent it subsequently receives payment or reimbursement in respect thereof from the Issuer in accordance with the terms of Section 8.03 or Section 5.04 of the Indenture, as applicable.  For the avoidance of doubt, the aggregate limit on the Asset Representations Reviewer fees, expenses and indemnities specified in Section 8.03 of the Indenture shall not apply to payments made or to be made by the Administrator to the Asset Representations Reviewer pursuant to this Section 4.03(e).

Section 4.04                          Limitation on Liability.

The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment.  However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement.  In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 4.05                          Indemnification by Asset Representations Reviewer.

The Asset Representations Reviewer will indemnify each of the Issuer, the Seller, the Servicer, the Administrator, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents for all fees, expenses, losses, damages and liabilities, including but not limited to any legal fees or expenses incurred in connection with the enforcement of the Asset Representations Reviewer’s indemnification or other obligations hereunder, resulting from (a) the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under this Agreement and (b) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement.

The Asset Representations Reviewer’s obligations under this Section 4.05 will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

Section 4.06                          Indemnification of Asset Representations Reviewer.

(a)            Indemnification.  The Issuer will, or will cause the Administrator to, indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “Indemnified Person”), for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the fees and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement.

(b)            Proceedings.  Promptly on receipt by an Indemnified Person of notice of a Proceeding against it, the Indemnified Person will, if a claim is to be made under Section 4.06(a), notify the Issuer and the Administrator of the Proceeding.  The Issuer or and the Administrator may participate in and assume the defense and settlement of a Proceeding at its expense.  If the Issuer or the Administrator notifies the Indemnified Person of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Issuer, the Servicer or the Administrator assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Person, the Issuer and the Administrator will not be liable for fees and expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Issuer or the Administrator, as applicable, and an Indemnified Person.  If there is a conflict, the Issuer, the Servicer or the Administrator will pay for the reasonable fees and expenses of separate counsel to the Indemnified Person.  No settlement of a Proceeding may be made without the approval of the Issuer and the Administrator and the Indemnified Person, which approval will not be unreasonably withheld, conditioned or delayed.

(c)            Survival of Obligations.  The Issuer’s and the Administrator’s obligations under this Section 4.06 will survive the resignation or removal of the Asset Representations Reviewer and the termination of this Agreement.

(d)            Repayment.  If the Issuer or the Administrator makes any payment under this Section 4.06 and the Indemnified Person later collects any of the amounts for which the payments were made to it from others, the Indemnified Person will promptly repay the amounts to the Issuer or the Administrator, as applicable.

Section 4.07                          Inspections of Asset Representations Reviewer.

The Asset Representations Reviewer agrees that, with reasonable advance notice not more than once during any year, it will permit authorized representatives of the Issuer, the Servicer or the Administrator, during the Asset Representations Reviewer's normal business hours, to examine and review the books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer's obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance and (c) a claim made by the Asset Representations Reviewer under this Agreement.  In addition, the Asset Representations Reviewer will permit the Issuer's, the Servicer's or the Administrator's representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer's officers and employees.  Each of the Issuer, the Servicer and the Administrator will, and will cause its authorized representatives to, hold in confidence the information except if disclosure may be required by law or if the Issuer, the Servicer or the Administrator reasonably determines that it is required to make the disclosure under this Agreement or the other Transaction Documents.  The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.

Section 4.08                          Delegation of Obligations.

The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Issuer and the Servicer.

Section 4.09                          Confidential Information.

(a)            Treatment.  The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Section 4.09, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information.  The Confidential Information will not, without the prior consent of the Issuer and the Servicer, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (collectively, the "Information Recipients") other than for the purposes of performing Reviews of Review Assets or performing its obligations under this Agreement.  The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by the Servicer or its Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

(b)            Definition.  "Confidential Information" means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including:

(i)        lists of Review Assets and any related Review Materials;

(ii)        origination and servicing guidelines, policies and procedures, and form contracts; and

(iii)        notes, analyses, compilations, studies or other documents or records prepared by the Servicer, which contain information supplied by or on behalf of the Servicer or its representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuer or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuer or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients' files and records or other evidence in the Information Recipients' possession or (D) the Issuer or the Servicer provides permission to the applicable Information Recipients to release.

(c)            Protection.  The Asset Representations Reviewer will take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care.  The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 4.10.

(d)            Disclosure.  If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information.  However, before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, will use its reasonable efforts to provide the Issuer and the Servicer with notice of the requirement and will cooperate, at the Servicer's expense, in the Issuer's and the Servicer's pursuit of a proper protective order or other relief for the disclosure of the Confidential Information.  If the Issuer or the Servicer is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(e)            Responsibility for Information Recipients.  The Asset Representations Reviewer will be responsible for a breach of this Section 4.09 by its Information Recipients.

(f)            Violation.  The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer and the Servicer and the Issuer and the Servicer may seek injunctive relief in addition to legal remedies.  If an action is initiated by the Issuer or the Servicer to enforce this Section 4.09, the prevailing party will be reimbursed for its fees and expenses, including reasonable attorney's fees, incurred for the enforcement.

Section 4.10                          Personally Identifiable Information.

(a)            Definitions.  "Personally Identifiable Information" or "PII" means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual.  "Issuer PII" means PII furnished by the Issuer, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

(b)            Use of Issuer PII.  The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII except as provided in this Agreement.  The Asset Representations Reviewer will use Issuer PII only to perform its obligations under this Agreement or as specifically directed in writing by the Issuer and will only reproduce Issuer PII to the extent necessary for these purposes.  The Asset Representations Reviewer must comply with all laws applicable to PII, Issuer PII and the Asset Representations Reviewer's business, including any legally required codes of conduct, including those relating to privacy, security and data protection.  The Asset Representations Reviewer will protect and secure Issuer PII.  The Asset Representations Reviewer will implement privacy or data protection policies and procedures that comply with applicable law and this Agreement.  The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Issuer PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (iii) protect against unauthorized access to or use of Issuer PII and (iv) otherwise comply with its obligations under this Agreement.  These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c)            Additional Limitations.  In addition to the use and protection requirements described in Section 4.10(b), the Asset Representations Reviewer's disclosure of Issuer PII is also subject to the following requirements:

(i)        The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII except (A) for the Asset Representations Reviewer personnel who require Issuer PII to perform a Review, (B) with the prior consent of the Issuer or (C) as required by applicable law.  When permitted, the disclosure of or access to Issuer PII will be limited to the specific information necessary for the individual to complete the assigned task.  The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel with access to Issuer PII on the proper use and protection of Issuer PII.

(ii)        The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the prior consent of the Issuer.

(d)            Notice of Breach.  The Asset Representations Reviewer will notify the Issuer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII and, where applicable, immediately take action to prevent any further breach.

(e)            Return or Disposal of Issuer PII.  Except where return or disposal is prohibited by applicable law, promptly on the earlier of the completion of the Review or the request of the Issuer, all Issuer PII in any medium in the Asset Representations Reviewer's possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuer, returned to the Issuer without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuer.  Where the Asset Representations Reviewer retains Issuer PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer's further use or disclosure of Issuer PII to that required by applicable law.

(f)            Compliance; Modification.  The Asset Representations Reviewer will cooperate with and provide information to the Issuer regarding the Asset Representations Reviewer's compliance with this Section 4.10.  The Asset Representations Reviewer and the Issuer agree to modify this Section 4.10 as necessary for either party to comply with applicable law.

(g)            Audit of Asset Representations Reviewer.  The Asset Representations Reviewer will permit the Issuer and its authorized representatives to audit the Asset Representations Reviewer's compliance with this Section 4.10 during the Asset Representations Reviewer's normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits.  The Issuer agrees to make reasonable efforts to schedule any audit described in this Section 4.10 with the inspections described in Section 4.07.  The Asset Representations Reviewer will also permit the Issuer during normal business hours on reasonable advance notice to audit any service providers used by the Asset Representations Reviewer to fulfill the Asset Representations Reviewer's obligations under this Agreement.

(h)            Affiliates and Third Parties.  If the Asset Representations Reviewer processes the PII of the Issuer's Affiliates or a third party when performing a Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 4.10, and this Agreement is intended to benefit the Affiliate or third party.  The Affiliate or third party may enforce the PII related terms of this Section 4.10 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE V.

 REMOVAL, RESIGNATION

Section 5.01                          Eligibility of the Asset Representations Reviewer.

The Asset Representations Reviewer must be a Person who (a) is not Affiliated with the Issuer, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their Affiliates and (b) was not, and is not Affiliated with a Person that was, engaged by the Issuer, the Depositor, the Servicer or any Underwriter to perform any due diligence on the 2016-A Leases and 2016-A Leased Vehicles prior to the 2016-A Closing Date.

Section 5.02                          Resignation and Removal of Asset Representations Reviewer.

(a)            No Resignation.  The Asset Representations Reviewer will not resign as Asset Representations Reviewer unless it determines it is legally unable to perform its obligations under this Agreement and there is no reasonable action that it could take to make the performance of its obligations under this Agreement permitted under applicable law.  In such event, the Asset Representations Reviewer will deliver a notice of its resignation to the Issuer and the Servicer, together with an Opinion of Counsel supporting its determination.

(b)            Removal.  If any of the following events occur, the Issuer, by notice to the Asset Representations Reviewer, may remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement:

(i)        the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.01;

(ii)        the Asset Representations Reviewer breaches of any of its representations, warranties, covenants or obligations in this Agreement; or

(iii)        an  Insolvency Event of the Asset Representations Reviewer occurs.

(c)            Notice of Resignation or Removal.  The Issuer will notify the Servicer and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

(d)            Continue to Perform After Resignation or Removal.  The Asset Representations Reviewer will continue to perform its obligations under this Agreement, until a successor Asset Representations Reviewer has accepted its engagement according to Section 5.03(b).

Section 5.03                          Successor Asset Representations Reviewer.

(a)            Engagement of Successor Asset Representations Reviewer.  Following the resignation or removal of the Asset Representations Reviewer, the Issuer will engage a successor Asset Representations Reviewer who meets the eligibility requirements of Section 5.01.

(b)            Effectiveness of Resignation or Removal.  No resignation or removal of the Asset Representations Reviewer will be effective until the successor Asset Representations Reviewer has executed and delivered to the Issuer and the Servicer an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entering into a new agreement with the Issuer on substantially the same terms as this Agreement.

(c)            Transition and Expenses.  If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer will cooperate with the Issuer and the Servicer and take all actions reasonably requested to assist the Issuer in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer.  The Asset Representations Reviewer will pay the reasonable expenses of transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the Issuer and the Servicer or the successor Asset Representations Reviewer.

Section 5.04                          Merger, Consolidation or Succession.

Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 5.01, will be the successor to the Asset Representations Reviewer under this Agreement.  Such Person will execute and deliver to the Issuer, the Servicer and the Administrator an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE VI.
 OTHER AGREEMENTS

Section 6.01                          Independence of the Asset Representations Reviewer.

The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer for the manner in which it accomplishes the performance of its obligations under this Agreement.  Unless expressly authorized by the Issuer, the Asset Representations Reviewer will have no authority to act for or represent the Issuer and will not be considered an agent of the Issuer.  Nothing in this Agreement will make the Asset Representations Reviewer and the Issuer members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.  For the avoidance of doubt, the Indenture Trustee will not be responsible for monitoring the performance by the Asset Representations Reviewer of its obligations under this Agreement.

Section 6.02                          No Petition.

Each of the parties agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of  the Exchange Notes, Notes and other Securities, it will not institute or pursue against, or join any other Person in instituting or pursuing against, the Titling Trust, the Transferor, the Issuer or the Initial Beneficiary any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings or other Proceedings under any Insolvency Law in connection with any obligations relating to the Notes, the 2016-A Exchange Note or any 2016-A Basic Document and agrees that it will not cooperate with or encourage others to institute any such Proceeding.

Section 6.03                          Limitation of Liability of Owner Trustee.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by WTNA, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by WTNA but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on WTNA, individually or personally, to perform any covenant either expressed or implied contained herein of the Issuer, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTNA has not verified and has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and (e) under no circumstances shall WTNA be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

Section 6.04                          Termination of Agreement.

This Agreement will terminate, except for the obligations under Section 4.05, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the date the Issuer is terminated under the Trust Agreement.

ARTICLE VII.

 MISCELLANEOUS PROVISIONS

Section 7.01                          Amendments.

(a)            The parties may amend this Agreement:

(i)        to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or to provide for, or facilitate the acceptance of this Agreement by, a successor Asset Representations Reviewer, in each case without the consent of the Noteholders or any other Person;

(ii)        to add, change or eliminate terms of this Agreement, in each case without the consent of the Noteholders or any other Person, if the Administrator delivers an Officer’s Certificate to the Issuer, the Owner Trustee and the Indenture Trustee stating that the amendment will not have a material adverse effect on the Noteholders; or

(iii)        to add, change or eliminate terms of this Agreement for which an Officer’s Certificate is not or cannot be delivered under Section 7.01(a)(ii), with the consent of a majority of the principal amount of the Notes of the Controlling Class then Outstanding, acting together as a single class.

Notwithstanding anything to the contrary in this Section 7.01, any amendment to this Agreement that affects the rights or the obligation of either the Indenture Trustee or the Owner Trustee will require the consent of the Indenture Trustee or the Owner Trustee, as applicable.

Section 7.02                          Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a)            Assignment.  Except as stated in Section 5.04, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Issuer and the Servicer.

(b)            Benefit of Agreement; Third-Party Beneficiaries.  This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns.  The Owner Trustee and the Indenture Trustee, for the benefit of the Noteholders, will be third-party beneficiaries of this Agreement and may enforce this Agreement against the Asset Representations Reviewer and the Servicer.  No other Person will have any right or obligation under this Agreement.

Section 7.03                          Notices.

(a)            Notices to Parties.  All notices, requests, demands, consents, waivers or other communications to or from the parties must be in writing and will be considered given:

(i)        for overnight mail, on delivery or, for registered first class mail, postage prepaid, three (3) days after deposit in the mail;

(ii)       for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)      for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)      for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has occurred.

(b)            Notice Addresses.  Any notice, request, demand, consent, waiver or other communication will be addressed as stated in the 2016-A Servicing Supplement or the Administration Agreement, as applicable, or to another address as a party may give by notice to the other parties.

Section 7.04                          GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.05                          WAIVER OF JURY TRIAL.

EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDING RELATING TO THIS AGREEMENT.

Section 7.06                          No Waiver; Remedies.

No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 7.07                          Severability.

If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 7.08                          Headings.

The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 7.09                          Counterparts.

This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the Issuer, the Servicer, the Administrator and the Asset Representations Reviewer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

MERCEDES-BENZ AUTO LEASE TRUST 2016-A, as Issuer

By:	Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Todd Goldstein
Name: Todd Goldstein
Title: Assistant Vice President

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Servicer and Administrator

By:	/s/ Kenneth Casper
Name: Kenneth Casper
Title: Vice President

CLAYTON FIXED INCOME SERVICES LLC, as Asset Representations Reviewer

By:	/s/ Robert Harris
Name: Robert Harris
Title: Senior Vice President

SCHEDULE A

Representations and Warranties, Review Materials and Tests

Representation

(i)	Origination. The 2016-A Lease is a Stand-Alone Lease that was originated (a) by a Dealer in the ordinary course of such Dealer’s business, (b) on or after January 4, 2015, (c) pursuant to an agreement which allows for recourse to the Dealer in the event of certain defects in the 2016-A Lease (but not for a default by the related Lessee) and (d) in substantial compliance with the Credit and Collection Policy.

Review Materials

Lease agreement

Procedures to be Performed

i)	Confirm the lease agreement was signed by the Lessee and the Lessor

ii)	Confirm the lease agreement form number and revision date are on the List of Approved Contract Forms

iii)	Confirm the lease agreement is dated on or after January 4, 2015

iv)	Confirm the dealer agreement contains provisions which allow for recourse to the Dealer in the event of certain defects in the Lease, outside of default by the related Lessee

v)	Confirm there is no evidence the lease agreement is not in compliance with the Credit and Collection Policy

vi)	If section (i) through (v) are confirmed, then Test Pass

Representation

(ii)	Leases. The 2016-A Lease constitutes “tangible chattel paper” within the meaning of Section 9-102 of the UCC.

Review Materials

Lease agreement

Title documents

Procedures to be Performed

i)	Confirm there is a signature under the appropriate Lessee, Co-lessee and Lessor signature lines within the Lease Agreement

ii)	Confirm the lease agreement reports a monetary obligation greater than zero

iii)	Confirm the assignment section of the lease agreement lists the Titling Trust as the sole assignee

iv)	If sections (i) through (iii) are confirmed, then Test Pass

Representation

(iii)	Leased Vehicle. The related 2016-A Vehicle is a Mercedes-Benz passenger car, sport utility vehicle or a smart automobile that was new at the time of the origination of the related 2016-A Lease.

Review Materials

Lease agreement

Procedures to be Performed

i)	Confirm the vehicle description section of the lease agreement reports that the leased vehicle is a new vehicle

ii)	Confirm the vehicle description section of the lease agreement reports that the leased vehicle is a Mercedes-Benz passenger car, sport utility vehicle or a smart automobile

iii)	If sections (i) and (ii) are confirmed, then Test Pass

Representation

(iv) Certificate of Title and Lienholder.  Each leased vehicle was titled in one of the 50 states of the United States or the District of Columbia, or the Servicer has started procedures that will result in the 2016-A Vehicle being titled, and the Collateral Agent is or will be noted as lienholder of the leased vehicle (other than in Kansas, Missouri, Nebraska or South Dakota).

Review Materials

Lease agreement

Title documents

Lease file

Procedures to be Performed

i)	Confirm the title list the Collateral Agent as the first priority lienholder or evidence of an application for such title is present

ii)	Confirm the Vehicle Identification Number (VIN) listed on the title matches the VIN number on the lease agreement

iii)	Confirm there is no evidence of any lien that would take priority over the Collateral Agent’s security interest

iv)	If sections (i) through (iii) are confirmed, then Test Pass

Representation

(v)	Lessee. The related Lessee is a Person other than MBFS USA, any Affiliate thereof or a Governmental Authority and, at the time of origination of the 2016-A Lease, based on information provided by the Lessee, the Lessee is located in and has a billing address within a State.

Review Materials

Lease agreement

Procedures to be Performed

i)	Confirm the Lessee is not reported as MBFS USA, an affiliate or a governmental authority

ii)	Confirm the Lessee’s address as reported on the lease agreement is located within the United States

iii)	If sections (i) and (ii) are confirmed, then Test Pass

Representation

(vi)	Closed-End Lease; Payment in Dollars. The 2016-A Lease is payable solely in Dollars in the United States and is a closed-end lease that provides for equal monthly payments by the Lessee, which scheduled payments, if made when due, fully amortize to an amount equal to the Booked Residual Value of the related 2016-A Vehicle based upon the related Contract Rate.

Review Materials

Lease agreement

Procedures to be Performed

i)	Confirm the lease agreement represents a closed end lease

ii)	Confirm the lease agreement is denominated in US dollars

iii)	Confirm the monthly payments section of the lease agreement call for level monthly payments over the entire lease term with the possible exception of the first and last payment

iv)	Calculate the product of the level monthly payment with the number of payments due over the lease term and confirm this amount fully amortizes to the Booked Residual Value of the related 2016-A vehicle based upon the related Contract Rate

v)	If sections (i) through (iv) are confirmed, then Test Pass

Representation

(vii)	One Original. There is only one original executed copy of the 2016-A Lease. The Servicer, or its custodian, has possession of such original, which does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Titling Trust.

Review Materials

Lease agreement

Procedures to be Performed

i)	Confirm that the lease agreement is marked as the original copy

ii)	Confirm there is no evidence that the lease agreement has been pledged, assigned or otherwise conveyed to any Person other than the Titling Trust

iii)	If sections (i) and (ii) are confirmed, then Test Pass

Representation

(viii)	Compliance with Law. The 2016-A Lease complied in all material respects at the time it was originated and. as of the 2016-A Cutoff Date, will comply in all material respects with all requirements of federal, State and local laws.

Review Materials

Lease agreement

Procedures to be Performed

i)	Confirm the lease agreement form number and revision date are on the List of Approved Contract Forms

ii)	Confirm the following sections of the contract are present and completed:

a)	Name and address of Lessor

b)	Name and address of Lessee and Co-lessee (if applicable)

c)	Vehicle description

d)	Amount due at lease signing

e)	Amount of monthly payment

f)	Number of monthly payments

g)	Other charges

h)	Total of Payments

iii)	Confirm there is an itemization of the amount due at lease signing

iv)	Confirm there is an itemization of the monthly payment

v)	Confirm the following disclosures are included on the contract:

a)	Early termination

b)	Excessive wear

c)	Purchase option

d)	Insurance requirements

e)	Late charges

vi)	If sections (i) through (v) are confirmed, then Test Pass

Representation

(ix)            Enforceability.  The 2016-A Lease was fully and properly executed by the parties thereto and such 2016-A Lease represents the legal, valid and binding full-recourse payment obligation of the related Lessee, enforceable against such Lessee in accordance with its terms, except as enforceability is subject to or limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws affecting the enforcement of creditors’ rights in general or principles of equity (whether considered in a suit at law or in equity).

Review Materials

Lease agreement

Procedures to be Performed

i)	Confirm the lease agreement was signed by the Lessor, Lessee and Co-lessee (if applicable)

ii)	Confirm the lease agreement form number and revision date are on the List of Approved Contract Forms

iii)	If sections (i) and (ii) are confirmed, then Test Pass

Representation

(x)            Title to the Lease and Leased Vehicle.  Neither the 2016-A Lease nor the 2016-A Vehicle has been sold, transferred, assigned, pledged or granted by any Dealer to any Person other than the Titling Trust.  The Titling Trust has good and marketable title to such 2016-A Lease and 2016-A Vehicle, free and clear of any Liens (other than Permitted Liens), participations and rights of others, including, to the knowledge of the Servicer, Liens (other than Permitted Liens) or claims for work, labor or material relating to such 2016-A Vehicle.

Review Materials

Lease agreement

Title documents

Lease file

Procedures to be Performed

i)	Confirm the assignment section of the lease agreement has been signed by the Dealer and lists the Titling Trust as the assignee

ii)	Confirm there is no evidence within the lease file that the Lease has been sold, transferred, assigned, pledged or granted by any Dealer to any Person other than the Title Trust

iii)	Confirm the title show that the Titling Trust is the owner of the Lease vehicle

iv)	Confirm the title document do not indicate any additional liens (other than permitted liens)

v)	If sections (i) through (iv) are confirmed, then Test Pass

Representation

(xi)            Lease in Full Force and Effect; No Waiver.  The 2016-A Lease is in full force and effect and not satisfied, subordinated or rescinded and no provision of the 2016-A Lease has been waived in any manner that causes or could cause such 2016-A Lease to not qualify with the other criteria set forth herein.

Review Materials

Lease agreement

Data tape

Lease file

Procedures to be Performed

i)	Confirm the lease agreement form number and revision date are on the List of Approved Contracts

ii)	Confirm within the data tape that the lease has not been paid off as of the Cutoff Date

iii)	Confirm there is no evidence within the lease file that the Lease has been satisfied, subordinated or rescinded

iv)	Confirm there is no evidence within the lease file that any provision of the lease has been waived in any manner that would cause the Lease to become invalid

v)	If sections (i) through (iv) are confirmed, then Test Pass

Representation

(xii)            No Defenses.  The 2016-A Lease is not subject to any right of rescission, cancellation, setoff, claim, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the related Lessee to payment of the amounts due thereunder, and no such right of rescission, cancellation, set-off, claim, counterclaim or any other defense (including defenses arising out of violations of usury laws) has been asserted or threatened.

Review Materials

Lease file

Procedures to be Performed

i)	Confirm there is no indication within the lease file that the Lease is subject to any right of rescission, cancellation, setoff, claim or counterclaim that could cause the Lease to become invalid

ii)	Confirm there is no indication within the lease file of any threats of rescission, cancellation, setoff, claim or counterclaim that could cause the Lease to become invalid

iii)	If sections (i) and (ii) are confirmed, then Test Pass

Representation

(xiii)            Assignability.  The 2016-A Lease is fully assignable and does not require the consent of the related Lessee or any other Person as a condition to any transfer, sale or assignment of the rights thereunder to the Titling Trust.

Review Materials

Lease agreement

Procedures to be Performed

i)	Confirm the lease agreement form number and revision date are on the List of Approved Contracts

ii)	Confirm the lease agreement contains language allowing the sale, transfer, assignment, conveyance or pledge of the Lease without the consent of the related Lessee or any other Person

iii)	If sections (i) and (ii) are confirmed, then Test Pass

Representation

(xiv)            Lease Term.  As of its origination date, the 2016-A Lease had an original Lease Term of no less than 12 months and no more than 60 months.

Review Materials

Lease agreement

Procedures to be Performed

i)	Confirm the number of payments as stated on the lease agreement are within the allowable lease term limits

ii)	If section (i) is confirmed, then Test Pass

Representation

(xv)            Insurance.  As of the time of origination of the 2016-A Lease, the related lease agreement required the related Lessee to obtain physical damage insurance covering the related 2016-A Vehicle.

Review Materials

Lease agreement

Procedures to be Performed

i)	Confirm the lease agreement contains language that required the Lessee to obtain and maintain physical damage insurance to the related Leased Vehicle

ii)	If section (i) is confirmed, then Test Pass

Representation

(xvi)            No Bankruptcy.  As of the 2016-A Cutoff Date, the Servicer has not received actual notice that the Lessee on any 2016-A Lease is a debtor in a bankruptcy proceeding.

Review Materials

Lease file
Procedures to be Performed
i)	Confirm the lease file does not contain evidence that the related Lessee or Lease is the subject of any bankruptcy proceeding or insolvency proceeding as of the Cutoff Date

ii)	If section (i) is confirmed, then Test Pass

Representation

(xvii)            No Extensions.  The 2016-A Lease has not been extended or otherwise been deferred, but may have been modified in accordance with the Credit and Collection Policy so long as such modification did not cause such 2016-A Lease to not qualify with the other criteria set forth herein.

Review Materials

Lease agreement

Data file

Lease file

Procedures to be Performed

i)	Confirm the Lease has not been extended, deferred or modified as of the Cutoff Date

ii)	If the Lease has been extended, deferred or modified, confirm that (A) there is no evidence that the extension, deferment or modification violated the Credit and Collection Policy and (B) the Lease, as extended, deferred or modified, meets all other representations

iii)	If section (i) or section (ii) is confirmed, then Test Pass

Representation

(xviii)            Delinquencies; No Payment Default.  As of the 2016-A Cutoff Date, none of the 2016-A Leases is Delinquent by more than 30 days.  As of the 2016-A Cutoff Date, none of the 2016-A Leases is a Defaulted Lease.

Review Materials

Data tape

Procedures to be Performed

i)	Confirm the data tape does not indicate that 10% or more of the Base Monthly Payment required to be paid on the Lease was more than 30 days past due as of the Cutoff Date

ii)	If section (i) is confirmed, then Test Pass

Representation

(xix)            Securitization Value.  As of the 2016-A Cutoff Date, each 2016-A Lease had a Securitization Value not less than $15,000.00 and no more than $200,000.00.

Review Materials

Lease file

Procedures to be Performed

i)	Confirm the Lease has a securitization value that is greater than or equal to $15,000

ii)	Confirm the Lease has a securitization value that is less than or equal to $200,000

iii)	If sections (i) and (ii) are confirmed, then Test pass

Representation

(xx)            FICO Score.  As of its origination date, the Lessee under the 2016-A Lease had a FICO score of not less than 651.

Review Materials

Lease file

Procedures to be Performed

i)	Confirm the related Lessee’s FICO score was greater than or equal to 651

ii)	If section (i) is confirmed, then Test Pass

Representation

(xxi)            No Allocation to Other Specified Interest.  The 2016-A Lease and the related 2016-A Vehicle allocated to the 2016-A Reference Pool has not been allocated to any Reference Pool other than the 2016-A Reference Pool.

Review Materials

Lease file

Procedures to be Performed

i)	Confirm the lease file indicates that the related Lease and Leased Vehicle were allocated to the applicable reference pool

ii)	Confirm the related Lease and Leased Vehicle have not been re-allocated to any other reference pool other than the applicable reference pool

iii)	If section (i) and (ii) are confirmed, then Test Pass

Representation

(xxii)            Model Year.  The related 2016-A Vehicle has a model year between 2012 and 2016, inclusive.

Review Materials

Lease agreement

Procedures to be Performed

i)	Confirm the vehicle description of the lease agreement indicates that the Leased Vehicle is of a model year between 2012 and 2016.

ii)	If section (i) is confirmed, then Test Pass